Exhibit 4.12

OFFICE BUILDING LEASE

BETWEEN

STEWART PLAZA, LLC, a

CALIFORNIA LIMITED LIABILITY COMPANY

LANDLORD

AND

SMARTCOOL SYSTEMS USA, INC.

A NEVADA CORPORATION

TENANT

April 1, 2006

Building 5
Floor 2
Suite 219

TABLE OF CONTENTS
TITLE PAGE NO.
1.	Parties	1
2.	Premises	1
3.	Term	1
4.	Rent	1
5. Security Deposit		1
6. Services and Utilities
7. Delivery of Possession		1
8. Condition of Premises		1-2
9. Quiet Enjoyment		2
10. Use		2
11. Repairs		2
12. Alterations and Additions		2
13. Leasehold Improvements; Tenant's Property		2
14.	Tenant's Insurance	2-3
15.	Waivers of Subrogation	3
16.	Indemnification	3
17.	Destruction or Damage	3-4
18.	Eminent Domain	4
19.	Transfer of Landlord's Interest	4
20. Interest and Late Charges 4
21. Taxes on Tenant's Property 4
22. Compliance with Law 4
23. Rules and Regulations 4
24. Sign Control 5
25. Brokers 5
26. Subordination and Attornment 5
27. Estoppel Certificate		5-6
28. Changes Requested by Lender		6
29. Default		6
29.1.	Tenant's Default	6
29.2.	Remedies	6-7

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SmartCcol Systems USA, Inc. PRF-EX 4!112006

TABLE OF CONTENTS
TITLE PAGE NO.
29.3 Landlord's Default 30. Notices 31. Miscellaneous-		7 7 7
31.1.	Accord and Satisfaction; Allocation of Payments 7
31.2.	Attorney's Fees	7
31.3.	Choice of Law	7
31.4.	Corporate Authority	7
31.5.	Counterparts	7
31.6.	Furnishing of Financial Statements; Tenant's
	Representation	7
31.7.	Further Assurances	7-8
31.8.	Name	8
31.9.	No Light, Air or View Easement 8

31.10. Prior Agreements; Amendments

  8

31.11. Recording

  8

31.12. Riders

  8

31.13. Severability

  8

31.14. Successors and Assigns

  8

31.15. Surrender or Cancellation

  8

31.16. Hazardous Materials

  8

31.17. Waiver

  8

Signature Page

  9

Exhibits

"A" - Premises, Term and Use

"B" - Rent, Security Deposit

"C" - Rules and Regulations

"D" - Floor Plan

"E" - Professional Suite Tenant Guidelines

Smar€Cool Systems USA, Inc. PRF-EX 41112006

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SmaruCool Systems USA. Inc. PRF 400#219 4'1!2006

LEASE AGREEMENT

In consideration of the rents and covenants hereinafter set forth, Landlord hereby leases and devises to Tenant, and Tenant hereby leases and takes from Landlord, the premises hereinafter described on the terms and conditions set forth in this Lease Agreement, hereinafter called the "Lease."

For purposes of reference only, this Lease is dated April 1, 2006.

1. Parties; The parties to this Lease are Stewart Plaza, LLC, a California Limited Liability Company, (hereinafter "Landlord") and SmartCool Systems USA, Inc., a Nevada Corporation (hereinafter "Tenant").

2. Premises: The premises are described in Exhibit "A" of this Lease.

3. Term: The term of this Lease is described in Exhibit "A" of this Lease.

4. Rent: Tenant shall pay to Landlord as rent for the Premises, a monthly payment as set forth on Exhibit "B" of this Lease, Monthly rents are due in advance on the first (1st) of the month and are delinquent if not received by the fifth (5th) of the month, The rent shall be adjusted annually based upon; 1) a standard annual rental adjustment, and 2) Tenant's Percentage of the building operating cost increases. The terms, conditions, and computation of the rental adjustments are set forth on Exhibit "B".

5. Security Deposit: Tenant has deposited with Landlord a Security Deposit as set forth on Exhibit "B" of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of ail the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to payment of rent, Landlord may (but shall not be required to) use, apply, or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the lease term.

6. Services and Utilities: Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the premises during reasonable hours of generally recognized business days, to be determined by Landlord in his sole discretion and subject to the rules and regulations of the complex, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the premises, and janitorial service. Landlord shall also maintain and keep lighted the common stairs, common entries, and toilet rooms in the building of which the premises are a part. Landlord shall not be liable for and Tenant shall not be entitled to any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts, or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar beyond the reasonable control of Landlord. Landlord shall not be liable under any circumstances for a loss of or injury to property, however occurring, through or in connection with, or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the premises, and the cost thereof including the cost of installation and the cost of operation and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant will not without written consent of Landlord use any apparatus or device in the premises including, but without limitation thereto, electronic data processing machines, punch card machines, and machines using in excess of 120 volts which will in any way increase the amount of electricity usually furnished or supplied for the use of the premises as general office space; nor connect with electric current except through existing electrical outlets in the premises any apparatus or device for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually famished or supplied for the use of the premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may refuse, to the use thereof and Landlord may at his option either: (1) cause a water meter or electrical current meter to be installed in the premises so as to measure the amount of water and electric current consumed for any such use; or (b) assess a reasonable charge in a constant amount to cover the maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord promptly upon demand therefor by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or electrical engineer.

Tenant will permit access to the premises during normal business hours to installers or repairmen of utility services, whether in furtherance of Tenant's services or those of others.

7. Delivery of Possession: If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. Landlord shall not be subject to consequential damages or to any other liability for that failure, the validity of this Lease shall not be impaired and this Lease shall remain in effect However, Rent shall be abated, and the Commencement and Expiration Dates changed to correspond to the date on which delivery of possession occurs. "Delivery of Possession" shall occur on the date the Leasehold improvements, defined in Exhibit "A", are substantially completed. If Landlord shall give Tenant permission to enter into possession of the Premises before the Commencement Date, that possession shall be subject to all the provisions of this Lease, including, without limitation, the payment of Rent, except to the extent expressly stated to the contrary by Landlord in writing.

8. Condition of Premises:

a. Landlord shall deliver the Premises to Tenant clean and free of debris on Lease commencement date and Landlord warrants

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to Tenant that the plumbing, lighting, air conditioning, heating, and doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Landlord has complied with all of Landlord's obligations hereunder.

b. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

9. Quiet Enjoyment: Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, lease or other agreement to which this Lease may be subordinate,

10. Use: The premises shall, be used and occupied only for the purpose set forth on Exhibit "A" of this Lease or any other use which is reasonably comparable and for no other purpose without written consent of the Landlord.

11. Repairs: By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair, Tenant shall keep, maintain and preserve the Premises in first class condition and repair, and shall, when and if needed or whenever requested by Landlord to do so, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof, including all interior windows and doors. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. The parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under California Civil Code Sections 1941 and 1942 and any other law, statute or ordinance now or hereafter in effect,

Landlord shall have the right to enter the premises at any time for repair or maintenance to the Building, including but not limited to the building structure, HVAC, plumbing and electrical systems.

12. Alterations and Additions: Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord.

Landlord may impose as a condition to the aforesaid consent such requirements as Landlord may deem necessary in its sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, the times during which it is to be accomplished, and the requirement that upon written request of Landlord prior to the Expiration or earlier termination of the Lease, Tenant will remove any and all permanent improvements or additions to the Premises installed at Tenant's expense and all moveable partitions. counters. personal property, equipment, fixtures and furniture. Landlord may also require as a condition to such approval, that Tenant provide Landlord a lien and completion bond in an amount equal to one and one quarter of the amount of improvements to be constructed.

All such alterations, additions or improvements shall at the expiration or earlier termination of the Lease become the property of Landlord and remain upon and be surrendered with the Premises, unless specified pursuant to the preceding paragraph.

13. Leasehold Improvements; Tenant's Property: All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements") shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant.

All moveable partitions, business and trade fixtures, machinery and equipment, communications equipment, and office equipment, located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from that removal.

14. Tenant's Insurance; Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, obtain, maintain and keep in full force and effect the following insurance:

a, Standard form property insurance policy insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage. This insurance policy shall be upon property of every description and kind owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than Landlord's

Building Work), and any other personal property, in an amount not less than ninety percent (90%) of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision

SmaruCool Systems USA. Inc. PRF 400#219 4'1!2006

of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings or extra expense attributable to Tenant's inability to use fully or obtain access to the Premises Or

Building in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured as their respective interests may appear.

b. Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of 51.000,000

Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the Indemnity contained in Paragraph 19 hereof) and shall: (1) Name Landlord as an Additional Insured;

(2) Contain a Cross-Liability provision; and

(3) Contain a provision that "the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord."

(4) Policy shall insure performance by Tenant of the indemnity provisions herein. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

c. Worker's Compensation and Employer's Liability insurance (as required by state law).

d. Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "B+" and a Financial Rating of "X" or better, as set forth in the most current issue of Bests Insurance Guide. Tenant shall deliver to Landlord a Certificate of Insurance evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

15. Waivers of Subrogation: Landlord and Tenant hereby waive their rights (and, to the extent permitted by law, the subrogation rights of their respective insurers) against each other and any other tenant of space on the Property (as well as the officers, employees, agents, authorized representatives, and invitees of same) with respect to any claims (including, but not limited to, claims for injury to any person(s), and/or damage to the Premises or any other part of the Property, and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Premises or the Property) which are caused by or result from risks insured against under any valid and collectible insurance contract or policy carried by Landlord or Tenant (whichever the case may be) and in force at the time of any such injury and/or damage. However, the above waiver shall apply only to the extent that such claim is covered by such insurance contracts or policies. Tenant shall obtain (for Landlord), from its insurers under each policy required to be obtained under sections hereof (i.e. liability insurance and contents insurance), a waiver of all rights of subrogation which such insurer(s) of Tenant might have against Landlord.

16. Indemnification: Tenant shall indemnify and hold Landlord harmless from and against liability and claims of any kind for loss or damage to the property or business of Tenant or any other person, or for any injury to or death of any person, arising out of (a) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (b) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall, at Tenant's expense and by legal counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim, and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in that action or proceeding As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause, but Tenant shall not be liable for any damage or injury caused by the negligence of Landlord unless covered by insurance Tenant is required to provide.

17. Destruction or Damage: If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall promptly repair the damage, subject to the provisions of this section, if those repairs can, m Landlord's opinion, be made within ninety (90) days. This Lease shall remain in effect and Tenant shall not be entitled to an abatement of Rent except to the extent Landlord receives proceeds from rent insurance which may be carried by Tenant.

If repairs cannot, in Landlord's opinion, be made in ninety (90) days, Landlord may elect, upon notice to Tenant within thirty (30) days after the date of the fire or other casualty, to repair that damage, in which case this Lease shall continue in effect, but Tenant shall be entitled to an abatement of Rent to the extent Tenant's use of the Premises is impaired, commencing with the date of the damage or casualty until completion of the repairs. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

A total destruction of the Building shall automatically terminate the Lease.

If the Premises are to be repaired under this section, Landlord shall repair at its cost any injury or damage to the Building itself and Tenant Improvements provided by Landlord. Tenant shall pay the cost of repairing any other improvements in the Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to those improvements.

This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or

SmaruCool Systems USA. Inc. PRF 400#219 4'1!2006

Project by fire or other casualty, and any present or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

18. Eminent Domain: In the case of the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this lease effective as of the date possession is required to be surrendered to said authority. Notice of such termination must be given thirty (30) days prior to the date possession is required to be surrendered. Tenant shall not assert any claim against Owner or the taking authority for any compensation because of such taking, and Owner shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Owner shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, and Landlord at his option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition as prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

19. Transfer of Landlord's Interest: In the event of any sale or transfer by Landlord of the building or project of which the Premises are a part, assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, or the Lease occurring after the consummation of that sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit or prepaid rent to Landlord's successor and upon that transfer, Landlord shall be relieved of liability in connection with those rents and deposits.

20. Interest and Late Charges: If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, those unpaid amounts shall bear interest at the maximum rate then allowed by law. IN ADDITION TO THAT INTEREST, TENANT ACKNOWLEDGES THAT THE LATE PAYMENT OF ANTY MONTHLY INSTALLMENT OF BASE RENT OR ADJUSTED BASE RENT WILL CAUSE LANDLORD TO LOSE THE USE OF THAT MONEY AND TO INCUR COSTS AND EXPENSES NOT CONTEMPLATED UNDER THIS LEASE, INCLUDING BUT NOT LIMITED TO ADMINISTRATIVE AND COLLECTION COSTS AND PROCESSING AND ACCOUNTING EXPENSES, THE EXACT AMOUNT OF WHICH IS EXTREMELY DIFFICULT TO ASCERTAIN. THEREFORE, IF ANY INSTALLMENT PAYMENT IS NOT RECEIVED BY LANDLORD WITHIN FIVE (5) DAYS FROM THE DATE THE INSTALLMENT IS DUE, TENANT SHALL PAY LANDLORD A LATE CHARGE EQUAL TO TEN PERCENT (10%) OF THAT INSTALLMENT. LANDLORD AND TENANT AGREE THAT THIS LATE CHARGE REPRESENTS A REASONABLE ESTIMATE OF LANDLORD'S COSTS AND EXPENSES AND IS FAIR COMPENSATION TO LANDLORD FOR THE LOSS SUFFERED BY REASON OF THAT NONPAYMENT BY TENANT. In addition, following any two (2) consecutive late payments of Rent and/or of additional payments due under this Lease, Landlord shall have the option (i) to require that Base Rent be paid three (3) months in advance, rather than monthly; or (ii) to require that Tenant increase the amount of the Security Deposit required under Section 30 by one hundred percent (100%) (or if there is no such Security Deposit, to pay Landlord a Security Deposit equal to three (3) months Base Rent), which additional Security Deposit shall be promptly paid to and retained by Landlord, and may be applied by Landlord in the manner provided in hereafter. All payments hereunder shall be made in lawful money of the United States. Furthermore, if any payment due from Tenant under this Lease is made by a check which is returned unpaid from the bank on which it is drawn, Landlord shall have the right at any time thereafter to insist that all future payments due from Tenant under this Lease be made by money order or by certified or cashier's check. All payments requiring proration shall be prorated on the basis of a thirty (30) day month. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

21. Taxes on Tenant's Property: Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant then Landlord, after written notice to Tenant, shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof, but only under proper protest if requested by Tenant in writing. If Owner shall do so, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment, In any such event, Tenant, at Tenant's sole cost and expense, shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

22. Compliance with Law: Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Tenant of the Premises. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

23. Rules and Regulations: Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the Parking and Building Rules and Regulations attached hereto as Exhibit "C" and the Professional Suite Tenant Guidelines attached hereto as Exhibit "E" and with such reasonable modifications of them and additions to them as Landlord may from time to time make. Landlord shall not be responsible for any violation of those rules and regulations by other tenants or occupants of the Stewart Plaza.

24. Sign Control: Tenant shall not affix, paint, erect or inscribe any sign, projection, awning signal or advertisement of any kind to any part of the Building, Premises, or Project. including without limitation, the inside or outside of windows or doors, without the written consent of Landlord, Landlord shall have the right to remove any signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of that removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord. Tenant shall keep any signs in good operating repair and maintenance and if lighted be responsible for related electrical charges.

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25. Brokers: Tenant warrants that it has had no dealings with any real estate broker or agents in connection with this Lease except that which has been disclosed on Exhibit "B" of this Lease.

26. Subordination and Attornment: Upon written request of Landlord, or any first mortgagee, first deed of trust beneficiary or Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights hereunder to the lien of any first mortgage, first deed of trust, or the interest of any lease in which Landlord is lessee, and to all advances made or hereafter to be made thereunder. However, before signing any subordination agreement, Tenant shall have the right to obtain from any lender or lessor of Landlord requesting that subordination, an agreement in writing providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Term. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of that security interest.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attom to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided that party acquires and accepts the Premises subject to this Lease.

27. Subordination and Attornment: Requirements of Landlord's Lender - Tenant acknowledges that the Premises described in Exhibit "A" of this lease are a part of the property known as Stewart Plaza and I) that Landlord has secured a loan from the following Lender, and 2) the loan is secured by Loan Documents including a Deed of Trust, Assignment of Rents, and other security instruments:

Wells Fargo Bank, N.A, as Master Servicer P.O. Box 7042

San Francisco, CA 94501

a. Subordination: Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents.

b. Attornment: Tenant agrees that, in the event of a exercise of the power of sale or foreclosure of the Deed of Trust by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership of the Premises, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

c. Non Disturbance: Lender agrees that, if Lender exercises any of its rights under the Loan Documents such that it becomes the owner of the Premises, including but not limited to an entry by Lender pursuant to the Deed of Trust, a foreclosure of the Deed of Trust, a power of sale under the Deed of Trust or otherwise: the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and subject to all the terms, covenants and conditions of the Lease, and Lender shall not disturb Tenant's right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

d. Modification: If Tenant's leased Premises exceeds 6,200 rentable square feet, Tenant agrees that without the prior written consent of Lender, it shall not 1) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof 2) tender a surrender of the Lease, 3) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or 4) subordinate or permit the subordination of the Lease to any lien subordinate to the Loan Document.

e. Notice of Landlord's Default Tenant shall promptly notify Lender, at the above address, of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right 1) until Tenant has given written notice of such default, act or omission to Lender and 2) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonable capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonable remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or Total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys' fees and disbursements, Lender shall be subrogated to Tenant's rights against Landlord.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided that party acquires and accepts the Premises subject to this Lease.

SmaruCool Systems USA. Inc. PRF 400#219 4'1!2006

28. Changes Requested by Lender: Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by Landlord's Lender, so long as those changes do not alter the basic business terms of this lease or otherwise materially diminish any rights or materially increase any obligations of the parties.

29. Default:

29.1. Tenant's Default: The occurrence of anyone or more of the following events shall constitute a default and breach of this Lease by Tenant:

a. If Tenant abandons or vacates the Premises; or

b. If Tenant fails to pay any Rent or any other charges when due and payable by Tenant; or

c. If Tenant fails to promptly and fully perform any other covenant condition or agreement contained in this Lease should such failure continue for thirty (30) days after written notice thereof from Landlord to Tenant; or

d. If Tenant is generally not paying its debts as they become due; or

e. If a writ of attachment or execution is levied on this Lease or on any of Tenant's personal property located within the Premises; or

f. If Tenant shall make a general assignment for the benefit of creditors, or provide for an arrangement, composition, extension or adjustment with its creditors; or

g. If Tenant shall file a voluntary petition for relief or if a petition against Tenant in a proceeding under the Federal Bankruptcy laws or other insolvency laws shall be filed and shall not be withdrawn or dismissed within forty-five (45) days; thereafter, or, if under the provisions of the law providing for reorganization or winding-up of corporations any court of competent jurisdiction shall assume jurisdiction, custody or control of Tenant or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

h. If, in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed or takes possession with authority to take charge of the Premises or less than substantially all of Tenant's Property for the purposes of enforcing a lien against that property; or

i. If Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs "d" through "h" above.

29.2. Remedies: In the event of Tenant's default hereunder, in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

a. Terminate this Lease and Tenant's right to possession of the Premises and re-enter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

b. Continue this Lease in effect, re-enter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or may thereafter become due and payable; or

c. Re-enter the Premises under the provisions of subparagraph "b". and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord re-enters the Premises under the provisions of subparagraph "b" or "c" above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to re-lease the Premises for the account of Tenant, the rent received by Landlord from such re-leasing shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such re-leasing; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied to payment of future Rent as it becomes due. If that portion of rent received from the re-leasing which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to the Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such re-leasing or in making alterations and repairs to the Premises, which are not covered by the rent received from the re-leasing.

Should Landlord elect to terminate this Lease under the provisions of subparagraph "a" or "c" above, Landlord may recover as damages from Tenant the following:

(1) The worth at the time of the award of any unpaid Rent which has been earned at the time of termination; plus

(2) The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; plus

(3) The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

SmaruCool Systems USA. Inc. PRF 400#219 4'1!2006

(4) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for re-leasing to a new tenant, including any repairs or alterations, and (d) re-leasing the Premises, including broker's commissions.

"The worth at the time of the award" as used in subparagraphs 1, 2 and 3 above, is to be computed by allowing interest at the rate often percent (10%) per annum. "The worth at the time of the award", as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (]%),

The waiver by Landlord of any breach of any term covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

29.3. Landlord's Default: If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days. if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgement against Landlord resulting from any default or other claim arising under this Lease, that judgement shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises or in the Building of which the Premises are a part and the underlying real property, and no other real, personal or mixed property of Landlord (or of any of the partners, which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy any such judgment. If, after notice to Landlord of default, Landlord fails to cure a default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against payments of Rent or any other charges due and payable hereunder except as otherwise specifically provided herein.

30. Notices: All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered or sent by certified or registered U.S. mail, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building Manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by notice to the other designate another place for the receipt of future notices.

31. Miscellaneous:

31.1. Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or any letter accompanying any check of payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided in this Lease. In connection with the foregoing, however, Landlord shall have the absolute right, in Landlord's subjective, good faith discretion, to apply any payment received from Tenant to any account or other payment then not current and due or delinquent from Tenant.

31.2, Attorneys' Fees: If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

31.3. Choice of Law: This Lease shall be construed in accordance with the laws of the State of California.

31.4. Corporate Authority: If Tenant is a corporation, each individual executing this Lease on behalf of that corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of that corporation, and that this Lease is binding on that corporation in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

31.5. Counterparts: This Lease may be executed in multiple counterparts, all of which constitute one and the same instrument.

31.6. Furnishing of Financial Statements; Tenant's Representations: Upon Landlord's written request, Tenant shall promptly fumish Landlord, from time to time, with financial statements reflecting Tenant's current financial condition. All financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are true, correct, and complete in all respects, and have been submitted to Landlord to induce Landlord to enter this Lease.

31.7. Further Assurances: The parties agree to promptly sign all documents reasonably required to give effect to the provisions in this Lease. Further, Tenant hereby appoints the general partners of Landlord as Tenant's attorney in fact for the limited purposes of signing all parcel and tract maps, Covenants, Conditions and Restriction, and other documents reasonably required in connection with the development, management or operation of the Project. Any party not signing a document as required hereunder within ten (10) days of a request therefor shall be in material default under this Lease.

31.8. Name: Tenant shall not, without the written consent of Landlord, use the name of the Building or Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

31.9. No Light. Air or View Easement: Any diminution or shutting off of light, air or view by any structure which may be erected

SmaruCool Systems USA. Inc. PRF 400#219 4'1!2006

on land adjacent to the Building or Project shall in no way affect his Lease or impose any liability on Landlord.

31.10. Prior Agreements; Amendments: This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

31.11. Recording: Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form' memorandum of the Lease for recording purposes.

31.12. Riders: If any provision contained in a rider or addenda to this Lease is inconsistent with any other provision herein, the provision contained in the rider or addenda shall control, unless otherwise provided in said rider or addenda.

31.13. Severability: A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

31.14. Successors, Assigns, and Subletting: This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties. Tenants shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, without the prior written consent of Owner and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

31.15. Surrender or Cancellation: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless Landlord elects to treat that surrender or cancellation as an assignment to Landlord of any or all of such subleases.

31.16 Hazardous Materials: If any hazardous materials are or become present in the Premises or the building (or the underlying soil or groundwater) and such presence was caused by Tenant, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims, liability, loss, costs, damages, causes of actions, proceedings or expenses (including attorneys fees) in connection with such hazardous materials.

31.17. Waiver: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved, No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

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SmattCool SvSlems USA, Inc. PRF 400219 4!112006

TENANT:

MAILING ADDRESS: (for notices)

MAILING ADDRESS: (for notices)

The parties hereto have executed this Lease on the date first above written.

SmartCool Systems USA, Inc. 400 N. Mountain Ave., Suite 219 Upland, CA 91786

By: ____________________________________          Date: _________________

George Burnes, President

LANDLORD: Stewart Plaza, LLC, a California Limited Liability Company

Stewart Plaza

400 N. Mountain Ave., Suite 200 Upland, CA 91786 Attn: Building Manager

By: W. R. Lee Development, a California Corporation, Manager

By:

William R. Lee, President

SmartCool Systems USA, Inc. PRF-EX 41112006

EXHIBIT "A"
Premises, Term and Use

BLDG. NO: 5 PROJECT: STEWART PLAZA, having a total of 7 buildings.

BLDG. LEGAL DESCRIPTION:

Bldg. 5, Parcel 5 of Tract Map 13042

Mailing Address: 400 N. Mountain Ave., Suite 219 Upland, Ca 91786

SUITE DESCRIPTION (PREMISES): Suite 219 of the above described Building and Project, having an area of 230 rentable square feet, as set forth on the attached plans, (marked Exhibit "D") plus a nonexclusive use of the common areas. Suite size is determined by Landlord's architect utilizing BOMA standards for office/retail building measurements.

TERM: The term of this lease will be *twelve (12) months commencing on April 1, 2006, and expiring on March 31, 2007, subject only to written options or extension provisions signed by the parties to this lease. The commencement and expiration dates may change based upon an earlier or later date of occupancy of the suite. Any change of date will be in letter form from the Landlord.

*Tenant may terminate this lease with thirty (30) days written notice to Landlord.

SUBSTITUTED PREMISES: Landlord reserves the right, upon not less than sixty (60) days prior written notice to Tenant, to substitute for the Premises some other premises within the Stewart Plaza Project having substantially equivalent net rentable area as the Premises, subject to a 15% variation, provided that Landlord shall pay all expenses reasonably incurred in removing Tenant's property to such new location, and upon the expiration of such written notice, such other premises shall be substituted for the Premises for all purposes under this Lease. Landlord shall not be obligated to Tenant for any losses resulting from business interruptions or failures or lost revenues or other losses resulting from the substitution of Premises, and Tenant agrees to hold Landlord harmless against any such losses.

HOLDING OVER: If Tenant remains in possession of the Premises or any portion thereof after the expiration of the term hereof or any extension, with the express written consent of the Landlord, such occupancy shall be a tenancy from month to month at a rental rate equal to one hundred and twenty percent (120%) of the rent payable immediately preceding the expiration of the Lease.

USE: Tenant shall use the Suite for the purpose of general office use.

This Exhibit is made a part of and incorporated in that certain Lease dated April 1, 2006 between the following parties:

LANDLORD: Stewart Plaza, LLC,

 a California Limited Liability Company

Initial ________

TENANT:

SmartCool Systems USA, Inc.

a Nevada Corporation

Initial ________

Exhibit "C"

EXHIBIT "B"
Rent, Security Deposit

BASE RENT: Tenant's base rent for the rentable space described in Exhibit "A" shall be $518.00 per month. Monthly rents are due in advance on the first (1st) of the month and are delinquent if not received by the fifth (5) of the month. The base rent for this suite includes eight (8) hours per month free use of the second floor conference room as referenced in Exhibit "E", Section 9.C to this lease.

SECURITY DEPOSIT: Tenant shall pay a Security Deposit in the amount of $518.00 upon lease execution.

This Exhibit is made a part of and incorporated in that certain Lease dated April 1, 2006 between the following parties:

LANDLORD:   Stewart Plaza, LLC,

a California Limited Liability Company

Initial__________

TENANT:

SmartCool Systems USA, Inc.

Initial__________

a Nevada Corporation

SrrarsCoo! Systems USA. Inc. PRF-EX411/2006

Exhibit "C"

EXHIBIT "C"

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord. A directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

2. Non-smoking Buildings: In response to requests by a vast majority of our tenants, and because of the overwhelming research data indicating that smoking or secondary smoke is a serious health hazard, we are designating our buildings as nonsmoking. Appropriate signs are placed in areas throughout the buildings and smoking receptacles are conveniently located outside the buildings.

We urge all tenants to take a strong supportive stance on this critical health issue,

3. If Landlord objects in writing to any curtains, blinds. shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Special Events: In the past tenants have requested the use of the courtyard and/or common areas of the plaza for special events. A special event is any temporary use of the building or premises outside a tenants suite. Tenant to contact the Administrative office for the costs and security deposits required for use of the above referenced areas. The following are the procedures for events held at Stewart Plaza.

PROCEDURES:

•

Provide Stewart Plaza with a Special Events Permit from the city of Upland Planning Department, (inquire at 909-982-1352).

•

Provide Stewart Plaza with a "Special Events" liability insurance certificate naming Stewart Plaza Limited Partnership as an additional insured.

•

Take proper measures to assure pedestrian and auto traffic safety during the event.

•

Taking full responsibility for any and all maintenance and repair work caused as a result of the event.

•

The general fire code rule of maximum of one person in occupancy per each 100 square foot of space should be observed unless an exception is granted by the Upland Fire Department.

5. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation,

6. Landlord will direct electricians as to where and how telephone, telegraph or other wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes, and other office equipment affixed to the premises shall be subject to the approval of Landlord.

7. Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or i n the Building or elsewhere.

8. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

Tenant shall not allow smoking by employees or Tenant's visitors in common areas of the building, including corridors and halls, lunch rooms, restrooms, etc.

9. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

10. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

11. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

12. Canvassing. soliciting and distribution of handbills or any other written material, and peddling in any Building at Stewart Plaza are prohibited, and each tenant shall cooperate to prevent same. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

13. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. The premises shall not be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable, or immoral purposes.

14. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of the Landlord,

15. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought in the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree to be objectionable to the Landlord or to any other tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant. Tenant shall not use in any space or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

16. Tenant and Tenant's employees shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

17. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors or customers to the Building. Tenant shall not leave vehicles in parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

18. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities, No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

19. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be home by the Tenant who, or whose employees or invitees, shall have caused it.

20. An elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevator except between such hours as may be designated by Landlord.

21. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall not leave any building access doors in an open position, unless properly attended. Tenant shall be responsible for all persons for whom it requests passes or permits access and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

Stewart Plaza observes the following holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the following Friday and Christmas Day.

22. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made any additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been famished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

23. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

24. Special Rules Relating to "Professional Suite " Tenants: Rules exclusive to professional suite tenants are described in the Professional Suite Tenant Guidelines, marked Exhibit "E", of this Lease, if applicable.

Exhibit "C" Page 3 of 3

a. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

b. At any time during the term, and on reasonable prior notice to Tenant to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof; and

c. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises of the Building (including, ut limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry,

26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

27. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

30. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

This Exhibit is made a part of and incorporated in that certain Lease dated April 1, 2006.

LANDLORD: Stewart Plaza, LLC,

Initial __________

                         California Limited Liability Company

TENANT: SmartCool Systems USA, Inc.,

Initial __________

                   a Nevada Corporation

SrrarsCoo! Systems USA. Inc. PRF-EX411/2006

Exhibit "D"
Floor Plan
     400 N. Mountain Ave., Suite 219

This Exhibit is made a part of and incorporated in that certain Lease dated April 1, 2006 between the following parties:

LANDLORD: Stewart Plaza, LLC,

Initial __________

                         California Limited Liability Company

TENANT: SmartCool Systems USA, Inc.,

Initial __________

                   a Nevada Corporation

SrrarsCoo! Systems USA. Inc. PRF-EX411/2006

Exhibit "E"

EXHIBIT “E”

Professional Suite Tenant Guidelines

Welcome to Stewart Plaza.  We are pleased to have you and your company here.

The following information will assist you in taking full advantage of the services and facilities offered to professional suite tenants of Stewart Plaza.  If you have any questions, please contact:  Administrative Office, 400 N. Mountain Ave., Suite 200, at (909) 982-1803.

1.  KEYS AND LOCKS:

Your door key will open your suite and the photocopy/kitchen.

There is an initial key charge of $25.00 per cylinder, with the issuance of 2 keys per cylinder.  All keys will be stamped “DO NOT DUPLICATE”.  If more keys are needed, tenant will pay the prevailing charge for duplicate keys.

Stewart Plaza is not responsible for changing any lock for any reason, including, but not limited to, the loss or theft of the master key or any other key that opens a tenant’s door.

2.  ENTRANCE DOORS:

The main entrance doors to the building are on timers.  The doors unlock automatically at approximately 6:30 a.m. and lock at approximately 8:30 p.m., Monday through Friday.  On Saturday the building unlocks at 7:30 a.m. and locks at 4:00 p.m. and on Sunday the doors are locked all day.  Use your access card for entry when the doors are locked.  Lock down times are subject to change, please check with the Administration Office if you have any questions.

There is a $15.00 charge for each access card issued.  If your access card is misplaced or stolen or additional cards are issued, a $ 15.00 fee will be charged to issue each replacement or additional card.  For each access card returned $15.00 will be refunded.

3.  FIRE REGULATIONS:

Fire code limits office occupancy to 1 person for each 100 square feet of office space and requires that suite doors be kept closed.

Do not use standard three outlet, thin extension cords.  The Fire Department recommends heavy, multiple outlet cords containing push-to-reset circuit breakers, which prevent overloads.  Fire regulations also prohibit the use of space heaters.  Please contact the office if the temperature in your suite is uncomfortable.

4.  MAINTENANCE/REPAIRS:

Janitorial services are provided Sunday through Thursday evenings.

Please report any repair problems to either the administrative office or maintenance manager.

5.  TELEPHONE INSTALLATION & REPAIRS:

Tenant shall be responsible for its own telephone installation and monthly service charges from the telephone company by reason of Tenant’s lines being connected to the building, whether billed to Landlord or Tenant.  Any telephone expense billed to Tenant (including any telephone company double charge) shall be paid or reimbursed by Tenant to Landlord.  If Tenant desires any other telephone outlet not already provided, Tenant will pay the Building’s relocation charge and any additional conduit and electrical work charges.

If the telephone company does not install Tenant's phone on or before the commencement date of this Lease, the commencement date shall not be extended, nor shall rent be abated.

Landlord acknowledges that Tenant's separate number connected to the building belongs to Tenant. If. upon termination of this Lease, the telephone company requires Landlord's signature to assign said telephone number to Tenant, Tenant may sign Landlord's name to the telephone company form. Call the telephone company direct to order your phone lines, then contact Stewart Plaza's Administration office to arrange for interior installation,

The current telephone provider will bill each tenant directly for monthly service and the installation charges for bringing dial tone to the building. Interior installation charges billed through Stewart Plaza are $75.00 per hour.

6.  KITCHEN/COFFEE SERVICES:

Snack and drink vending machines, microwave and refrigerator are located in the photocopy/kitchen area. Please report any malfunctions to the office. We would appreciate your assistance in keeping the appliances and counter tops in this area clean.

SrrarsCoo! Systems USA. Inc. PRF-EX411/2006

Exhibit "E"

7.  DOOR SIGN AND LOBBY DIRECTORY:

Door signs are required by the Fire Department for every suite. Tenant cost for door/directory signs is $100.00,

Each professional suite sign package includes one 8 x 8 door sign; and three directory signs, as follows: one line on the main lobby directory, one line on the second floor reception directory and one line for the pigeonhole message center. Additional lines, at a cost of $20.00 each, may be ordered for the main lobby directory only with Landlord approval.

The cost to change the lettering of the door sign is $35.00; the cost to change a directory strip is $20.00. 8. 8. 8.  WAITING AREA/MESSAGE CENTER:

A pigeonhole message center is located in the waiting area just off the second floor elevator. Messages, courier packages and other correspondence may be left for pick-up or delivery by tenants or their clients during regular business hours. Each professional suite tenant will have one assigned message slot with a nameplate.

Federal Express and U.P.S attempt delivery to tenant offices first, if tenants are not in, packages can be signed for by the administrative office (with tenant permission) and placed in the tenant message center slot located in the waiting area or held in the administration office for tenant pick-up.

Tenant acknowledges the Landlord is not responsible for the loss or theft of messages, packages or correspondence left at the message center or in the administration office.

No one is admitted into a tenant suite without express permission from the Tenant.

A tenant telephone directory board is located next to the message center. Tenants may be reached by clients from the waiting area phone by dialing the appropriate code number as listed on this directory.

9.  BUILDING SERVICES:

Tenant may use the copying facilities offered by Landlord with the express understanding that Tenant agrees to pay the prevailing rates for this set-vice when rendered. Costs for said service shall be billed once a month and shall become rent due and owing at the same time rent is due under the Lease. In the event Landlord finds it necessary to commence legal proceedings to recover possession of the subject space, rent or other damages, it is expressly understood and agreed by

Tenant that costs for the copy services shall be recoverable as rent. Tenant recognizes that there may be mechanical failure or personal illnesses, vacancies or other contingencies which may result in a delay or discontinuance of this service and that

Landlord is therefore not responsible for any disruption for Tenant's business. Prices for building services are subject to change without notice.

A. Photocopy Services:

Each tenant is issued a five-digit code that activates the photocopy machine and bills copies to their account at the then current rate per copy. If you have any questions about the machine, the Administrative Office can assist you.

B. Mail Service:

The mailroom with Tenant mailboxes is located on the first floor.

Each tenant will receive one mailbox key, there is a $15.00 charge for this key. If the key is misplaced or stolen, a $15.00 fee will be charged for each additional mailbox key issued. It is advisable to keep your key in a central location preventing its removal from the office when an employee is out. For each mailbox key returned $15.00 will be refunded,

The mail is delivered to the building at approximately 11:30 a.m. each day. Outgoing mail can be placed in anyone of the three outgoing mail slots. The postal carrier places large packages in a parcel box. The key to the parcel box is left in your mailbox. After you've removed your package front the parcel box, the key will stay in the lock.

There are three large mailboxes located near the southwest corner of the building. Mail is picked-up Monday through Friday at 5:00 p,m.

There are Federal Express and U.P.S. drop boxes located in the mailroom on the first floor of the 400 building. Federal Express picks-up daily at approximately 5:00 p.m. and U.P.S. picks-up at approximately 4:00 p.m. Federal Express and U.P.S mailing supplies are provided at the drop boxes.

SrrarsCoo! Systems USA. Inc. PRF-EX411/2006

Exhibit "E"

C. Conference Room:

The conference room, located on the 2nd floor of the 400 building, is available to Professional Suite Tenants free of charge for up to eight (8) hours per month. Any use of the conference room after the first eight (8) free hours in a month will be billed at $25.00 per hour, Tenants may use the conference room on a reservation basis or without reservations if not previously reserved. Tenants may not have standing or permanent reservation of the conference room. Tenant understands the conference room is for meetings, depositions, or other conferences and is not to be used for lunches, or any other purpose which causes loud noise, offensive odors or any other environmental situation which disturbs other tenants. Make all reservations through the Stewart Plaza Administration office. Please straighten up the conference room when you are finished using it.

10. HOLIDAYS:

Stewart Plaza observes the following holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The building entry doors lock down on the above days with entry by access card.

Tenants will be notified in advance of any changes to the above schedule, 11. 11.  BILLING:

Rent is due on the 1st of the month and late if not paid by the 5th. Checks should be made payable to Stewart Plaza and left in the administration office or mailed to Stewart Plaza, 400 N. Mountain Ave., Suite 200, Upland, CA 91786. Building services will be itemized and included on your monthly invoice.

RECAP OF START-UP CHARGES:

1.

Inside phone installation at approximately $75.00 per hour (optional). 2. Door and directory signs $100.00. 3. Door key charge $25.00 per cylinder 4. Mailbox key charge S 15.00 per key issued. 5. Access card charge $15.00 per card issued. 6. Refundable Deposits:

a)

Suite Deposit (usually equal to one month's rental amount).

RECAP OF MONTHLY BILLABLE CHARGES:

I.

Monthly Rent

2.

Building Services:

a)

Photocopies at the then current rate per copy.

 b)

Changes in phone service - physical moves and changes approximately S75.00/hour for first hour, thereafter billed in 114 hour increments,

c)

Conference room $25.00/hour, after initial eight (8) free hours in a month.

This Exhibit is made a part of and incorporated in that certain Lease dated April 1, 2006.

LANDLORD: Stewart Plaza, LLC,

Initial __________

                         California Limited Liability Company

TENANT: SmartCool Systems USA, Inc.,

Initial __________

                   a Nevada Corporation

SrnartCoof Systems USA, Inc. PRF-EX 411/2006